AGREEMENT

This Agreement ("Agreement") is made and entered into on June 22, 2009 by and between OxySure Systems, Inc., a Delaware Corporation ("OxySure") and IR Services, Inc., a Nevada Corporation ("IR Services") (jointly, the "Parties"). This Agreement supersedes all prior agreements between the Parties and among the Parties and Donson Brooks.

WITNESSETH

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged by the parties to this Agreement, said parties agree as follows:

(a)           OxySure agrees to engage the services of IR Services, Inc. to provide or engage appropriate professionals to provide the following:

•	Prepare and submit an S-1 filing to the SEC; OR provide a fully reporting Form 10 company, fully compliant with SEC (the "Form 10 Company") for OxySure to merge with.
•	Prepare and submit an 8K filing to the SEC, if applicable
•	Prepare and submit responses to SEC comment letters
•	Prepare and submit a 15c211 filing to a Brokerage firm for a filing to FESTRA
•	Prepare and submit responses to FINRA comment letters
•	Retain the services of an acceptable Market Maker, Broker Dealer, and Escrow Agent
•	Provide such other services and activities as necessary to obtain a ticker symbol and become traded on the Over-the-Counter Bulletin Board (OTCBB)

(b)
OxySure will require updated audited financial statements for SEC compliance. OxySure agrees to cover up to $2,000 of the cost of obtaining such updated audited financial statements for SEC compliance. If the cost of obtaining the updated audited financial statements exceeds $2,000 then IR-Services will pay the difference between the actual cost and $2,000., only upon engaging the CPA services of the Blackwing Group, LLC,a PCOAB member.

(c)
If OxySure becomes traded on OTCBB, IR Services or an acceptable assignee will provide OxySure with Investor Relations Services, which shall include, without limitation, press releases, investor awareness campaigns (online and mail), and blog and message board monitoring. These Investor Relations Services will be provided for period of 9 months commencing on the date that OxySure first becomes publicly traded.

(e)	OxySure Systems, Inc., agrees to pay IR Services, Inc. $50,000 in cash and to sell IR Services, Inc. 968,419 penny warrants (the "Warrants"). The form of the Warrant is annexed hereto as Exhibit A.

(f)	IR Services will secure a Market Maker at its sole expense, which Market Maker shall be reasonably acceptable to OxySure.

(g)	OxySure will provide all the information exhibits and financial statements required by IR Services, Inc., in a timely manner no later than 60 days subsequent to the Effective Date of the Agreement.

1.
Representations and Warranties. The parties to this Agreement, and their agents represent and warrant they are entering into this Agreement and the performance by them, and their agents hereunder will not conflict with, violate or constitute a breach of, or require any consent or approval under any agreement, license, arrangement or understanding, or any law, judgment, decree, order, rule or regulation to which they and their agents are a party or by which it is bound.

The signatories and parties to this agreement warrant that they are authorized to enter into this agreement and is binding upon the parties hereto. All entities which are parties to this agreement warrant that they are in good standing and current with their states or locations of domicile and that their entering into this agreement will not violate or breach any other binding agreement of the parties.

2.
Severability. If any provision of this Agreement is invalid and unenforceable in any jurisdiction, then to the fullest extent permitted by law: (1) the other provisions hereof shall remain in full force and effect in such jurisdiction; and (2) the invalidity or unenforceability of any provision hereof in any jurisdiction shall not affect the validity or unenforceability of such provision in any other jurisdiction.

3.
Entire Agreement. This Agreement contains the entire understanding and agreement between the parties with respect to the subject matter hereof and cannot be amended, modified or supplemented in any respect except by a subsequent written agreement entered into by the parties.

4.	Successors. This Agreement may not be assigned. Subject to the foregoing, in every respect, this Agreement shall inure to the benefit of and be binding upon the parties and their successors.

5.	Effect of Waiver. The waiver by either party of a breach of any provision of this Agreement shall not operate, to as or be construed as a waiver of any subsequent breach.

6.
Notices. Any notice, request, demand or other communication in connection with this Agreement shall be (i) in writing, (ii) delivered by personal delivery, or sent by commercial delivery service or registered or certified mail, return receipt requested or sent by facsimile, (iii) deemed to have been given on the date of personal delivery or the date set forth in the records of the delivery service or on the return receipt or, in the case of a facsimile, upon receipt thereof and (iv) addressed as follows:

IR Services, Inc.	OxySure Systems, Inc.
8586 Warren Pkwy	10880 John W. Elliot Drive
Suite 827	Suite 600
Frisco, Texas 75034	Frisco, Texas 75034
(469) 499-4495	(972) 294-6501

or to any such other or additional persons and addresses as the parties may from time to time designate in writing delivered in accordance with this Section.

7.	Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

8.
Applicable Law. This Agreement shall be governed by, and construed in accordance with the laws of the State of Texas. In the event any action be instituted by a party to enforce any of the terms and provisions contained herein, the prevailing party in such action shall entitled to such reasonable attorneys' fees, costs and expenses as may be fixed by the Court.

IN WITNESS WHEREOF, the parties have executed this Agreement as the day and year first stated above.

OxySure Systems, Inc.

EXHIBIT A

STOCK PURCHASE WARRANT

NEITHER THIS WARRANT NOR ANY SECURITIES ON EXERCISE HEREOF HAS BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY APPLICABLE STATE SECURITIES LAWS, AND MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF REGISTRATION UNDER SUCH ACT AND APPLICABLE LAWS, OR THE AVAILABILITY OF AN EXEMPTION FROM SUCH REGISTRATION, OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT LEGALLY REQUIRED.

STOCK PURCHASE WARRANT

This Stock Purchase Warrant (this "Warrant'''), dated_____________ , is issued to__________________ (the "Holder"), by OxySure Systems, Inc., a Delaware corporation (the "Company").

1.           Purchase of Shares. Subject to the terms and conditions hereinafter set forth, the Holder is entitled, upon surrender of this Warrant at the principal office of the Company (or at such other place as the Company shall notify the holder hereof in writing), to purchase from the Company_______fully paid and non-assessable shares of Common Stock, par value $0.0004_________per share (the "Common Stock'), of the Company (as adjusted pursuant to Section 7 hereof, the "Shares") for the purchase price specified in Section 2 below.

2.           Purchase Price. The purchase price for the Shares is $ ________per share. Such price shall be subject to adjustment pursuant to Section 7 hereof (such price, as adjusted from time to time, is herein referred to as the "WarrantPrice").

3.           Exercise Period. This Warrant is exercisable in whole or in part at any time from the date

hereof through____________________                                .

4.         Transfer of Warrant. Transfer of this Warrant to a third party shall be effected by execution and delivery of the Notice of Assignment attached hereto as Exhibit AA and surrender of this Warrant for registration of transfer of this Warrant at the primary executive office of the Company, together with funds sufficient to pay any applicable transfer tax, Upon receipt of the duly executed Notice of Assignment and the necessary transfer tax funds, if any, the Company, at its expense, shall execute and deliver, in the name of the designated transferee or transferees, one or more new Warrants representing the right to purchase a like aggregate number of shares of Common Stock.

5.          Method of Exercise. While this Warrant remains outstanding and exercisable in accordance with Section 3 above, the Holder may exercise, in whole or in part, the purchase rightsevidenced hereby. Such exercise shall be effected by:

(a) surrender of this Warrant, together with a duly executed copy of the form of Exercise Notice attached hereto, to the Secretary of the Company at its principal offices, and the payment to the Company of an amount equal to the aggregate purchase price for the number of Shares being purchased, which shall be a whole number of shares; or

(b) if the Common Stock is publicly traded as of such date, the instruction to retain that whole number of Shares having a value equal to the aggregate exercise price of the Shares as to which this Warrant is being exercised and to issue to the Holder the remainder of such Shares computed using the following formula:

X-      Y(A-B)/A

Where:

X =     the number of shares of Common Stock to be issued to the Holder.

Y=      the number of shares of Common Stock as to which this Warrant is being exercised.

A -     the fair market value of one share of Common Stock.

B =      the Warrant Price. As used herein, the "fair market value of one share of Common Stock" shall mean:

(1) Except in the circumstances described in clause (2) hereof, the price per share of the Common Stock determined in good faith by the Board of Directors of the Company; or

(2) If such exercise is in conjunction with a merger, acquisition or other consolidation pursuant to which the Company is not the surviving entity, the value received by the holders of the Common Stock pursuant to such transaction for each share.

6.           Certificates for Shares; Partial Exercise of Warrants.

(a) Upon the exercise of the purchase rights evidenced by this Warrant, one or more certificates for the number of Shares so purchased shall be issued as soon as practicable thereafter, and in any event within thirty (30) days of the delivery of the Exercise Notice.

(b) If this Warrant is surrendered for partial exercise, the Company shall execute and deliver to the Holder of the Warrant, without charge to the Holder, a new Warrant exercisable for an aggregate number of shares of Common Stock equal to the unexercised portion of the surrendered Warrant.

7. Reservation of Shares. The Company covenants that it will at all times keep available such number of authorized shares of its Common Stock, free from all preemptive rights with respect thereto, which will be sufficient to permit the exercise of this Warrant for the full number of Shares specified herein. The Company further covenants that such Shares, when issued pursuant to the exercise of this Warrant, will be duly and validly issued, fully paid and non-assessable and free from all taxes, liens and charges with respect to the issuance thereof.

8. Adjustment of Warrant Price and Number of Shares. The number and kind of securities purchasable upon exercise of this Warrant and the Warrant Price shall be subject to adjustment from time to time as follows:

(a)       Stock Dividends, Subdivisions, Combinations and Other Issuances. If the Company shall at any time prior to the expiration of this Warrant subdivide its Common Stock, by stock split or otheiwise, combine its Common Stock or issue additional shares of its Common Stock as a dividend with respect to any shares of its Common Stock, the number of Shares issuable on the exercise of this Warrant shall forthwith be proportionately increased in the case of a subdivision or stock dividend and proportionately decreased in the case of a combination. Appropriate adjustments shall also be made to the purchase price payable per share, but the aggregate purchase price payable for the total number of Shares purchasable under this Warrant (as adjusted) shall remain the same. Any adjustment under this Section 7(a) shall become effective at the close of business on the date the subdivision or combination becomes effective or as of the record date of such dividend, or, in the event that no record date is fixed, upon the making of such dividend.

(b)       Reclassification, Reorganization, Merger, Sale or Consolidation, In the event of any reclassification, capital reorganization or other change in the Common Stock of the Company (other than as a result of a subdivision, combination or stock dividend provided for in Section 7(a) above) or in the event of a consolidation or merger of the Company with or into, or the sale of all or substantially all of the properties and assets of the Company, to any person, and in connection therewith consideration is payable to holders of Common Stock in cash, securities or other property, then as a condition of such reclassification, reorganization or change, consolidation, merger or sale, lawful provision shall be made, and duly executed documents evidencing the same shall be delivered to the Holder, so that the Holder shall have the right at any time prior to the expiration of this Warrant to purchase, at a total price equal to that payable upon the exercise of this Warrant immediately prior to such event, the kind and amount of cash, securities or other property receivable in connection with such reclassification, reorganization or change, consolidation, merger or sale, by a holder of the same number of shares of Common Stock as were exercisable by the Holder immediately prior to such reclassification, reorganization or change, consolidation, merger or sale. In any such case, appropriate provisions shall be made with respect to the rights and interest of the Holder so that the provisions hereof shall thereafter be applicable with respect to any cash, securities or property deliverable upon exercise hereof. Notwithstanding the foregoing, (i) if the Company merges or consolidates with, or sells all or substantially all of its property and assets to, any other person, and consideration is payable to holders of Common Stock in exchange for their Common Stock in connection with such merger, consolidation or sale which consists solely of cash, or (ii) in the event of the dissolution, liquidation or winding up of the Company, then the Holder shall be entitled to receive distributions on the date of such event on an equal basis with holders of Common Stock as if this Warrant had been exercised immediately prior to such event, less the Warrant Price. Upon receipt of such payment, if any, the rights of the Holder shall terminate and cease, and this Warrant shall expire. In case of any such merger, consolidation or sale of assets, the surviving or acquiring person and, in the event of any dissolution, liquidation or winding up of the Company, the Company shall promptly, after receipt of this surrendered Warrant, make payment by delivering a check in such amount as is appropriate (or, in the case of consideration other than cash, such other consideration as is appropriate) to such person as it may be directed in writing by the Holder surrendering this Warrant.

9. Pre-Exercise Rights. Prior to exercise of this Warrant, the Holder shall not be entitled to any rights of a shareholder with respect to the Shares, including without limitation, the right to vote such Shares, receive preemptive rights or be notified of shareholder meetings, and the Holder shall not be entitled to any notice or other communication concerning the business or affairs of the Company.

10. Certification of Investment Purpose. Unless a current registration statement under the Securities Act of 1933, as amended, shall be in effect with respect to the securities to be issued upon exercise of this Warrant, the Holder hereof, by accepting this Warrant, covenants and agrees that, at the time of exercise hereof, the Holder will deliver to the Company a written certification that the securities acquired by the Holder are acquired for investments purposes only and that such securities are not acquired with a view to, or for sale in connection with, any distribution thereof

11. Successors and Assigns. The terms and provisions of this Warrant shall inure to the benefit of, and be binding upon, the Company and the Holder and their respective successors and assigns.

12. Governing Law. This Warrant shall be governed by the laws of the State of Texas, excluding the conflicts of laws provisions thereof.

IN WITNESS WHEREOF, the undersigned hereby agrees to the terms hereof effective as of

COMPANY: OXYSURE SYSTEMS, INC.
By:
Name:
Title:

 Dated:__________,_______________

The undersigned hereby irrevocably elects to exercise the Stock Purchase Warrant, dated,  ____________________ , issued by________________________, a corporation (the "Company"), to the undersigned to the extent of purchasing ______________________ shares of Common Stock and hereby makes payment of $______________________in payment of the aggregate Warrant Price of such Shares.

COMPANY:

By:

Name:

Title:

Exhibit A
ASSIGNMENT FORM

(To he executed only upon the assignment of the witMn Warrant)

FOR VALUE RECEIVED, the undersigned registered Holder of the within Warrant hereby sells, assigns and transfers unto______________________ , whose address is

_______________________all of the rights of the undersigned under the within Warrant, with respect to shares of Common Stock (as defined within the Warrant) of OxySure Systems, Inc., and, if such shares of Common Stock shall not include all the shares of Common Stock issuable as provided in the within Warrant, that a new Warrant of like tenor for the number of shares of Common Stock not being transferred hereunder be issued in the name of and delivered to the undersigned, and does hereby irrevocably constitute and appoint___________attorney to register such transfer on the books ofOxySure Systems, Inc. maintained for that purpose, with full power of substitution in the premises.

Dated:_____________________

Signature Guaranteed

By:_________________________________
(Signature of Registered Holder)

Title:____________________________

NOTICE:                      The signature to this Notice of Assignment must correspond with the name upon the face of the within Warrant in every particular, without alteration or enlargement or any change whatever.